EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of Communications Systems, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements of Communications Systems, Inc. and subsidiaries for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 12, 2021